Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports First Quarter 2024 Results, Declares Dividend of $0.30 per Ordinary Share

NEW YORK, April 25, 2024 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the first quarter 2024. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’24
Net Income Attributable to Shareholders	$31,287
Basic Earnings per Ordinary Share	$0.31
Diluted Earnings per Ordinary Share	$0.31
Adjusted EBITDA(1)	$164,101

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

First Quarter 2024 Dividends

On April 25, 2024, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.30 per share for the quarter ended March 31, 2024, payable on May 21, 2024 to the holders of record on May 10, 2024.

Additionally, on April 25, 2024, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”), Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563, $0.50000, $0.51563 and $0.59375 per share, respectively, for the quarter ended March 31, 2024, payable on June 14, 2024 to the holders of record on June 3, 2024.

Business Highlights

•	FTAI Aviation Ltd. and LATAM Airlines Group S.A. enter into a Perpetual Power Program covering over 60 engines.

•	Aerospace Products Adj. EBITDA reached $70 million, a 28.7% quarterly growth versus Q4 2023 and 156.7% growth vs Q1 2023. (1)

(1)	For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Friday, April 26, 2024 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BId3fa86dd156541f2888a619e6966f685/. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Friday, April 26, 2024 through 11:30 A.M. on Friday, May 3, 2024 on https://ir.ftaiaviation.com/news-events/presentations/.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including The Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Lease income	$53,161	$55,978
Maintenance revenue	45,790	35,141
Asset sales revenue	38,607	108,691
Aerospace products revenue	189,057	85,113
Other revenue	79	7,795
Total revenues	326,694	292,718

Expenses
Cost of sales	142,804	145,670
Operating expenses	25,317	22,534
General and administrative	3,683	4,067
Acquisition and transaction expenses	6,179	3,262
Management fees and incentive allocation to affiliate	4,895	2,997
Depreciation and amortization	49,920	40,926
Asset impairment	962	1,220
Interest expense	47,707	39,292
Total expenses	281,467	259,968

Other (expense) income
Equity in losses of unconsolidated entities	(667)	(1,335)
Other income	634	8
Total other expense	(33)	(1,327)
Income before income taxes	45,194	31,423
Provision for income taxes	5,572	2,026
Net income	39,622	29,397
Less: Dividends on preferred shares	8,335	6,791
Net income attributable to shareholders	$31,287	$22,606

Earnings per share:
Basic	$0.31	$0.23
Diluted	$0.31	$0.22

Weighted average shares outstanding:
Basic	100,245,905	99,728,245
Diluted	100,960,065	100,974,100

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)
	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$65,224	$90,756
Restricted cash	150	150
Accounts receivable, net	137,399	115,156
Leasing equipment, net	2,187,716	2,032,413
Property, plant, and equipment, net	44,114	45,175
Investments	22,055	22,722
Intangible assets, net	46,583	50,590
Goodwill	4,630	4,630
Inventory, net	345,470	316,637
Other assets	322,565	286,456
Total assets	$3,175,906	$2,964,685

Liabilities
Accounts payable and accrued liabilities	$139,250	$112,907
Debt, net	2,693,754	2,517,343
Maintenance deposits	62,722	65,387
Security deposits	42,431	41,065
Other liabilities	60,143	52,100
Total liabilities	$2,998,300	$2,788,802

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 100,245,905 and 100,245,905 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	$1,002	$1,002
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 15,920,000 and 15,920,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	159	159
Additional paid in capital	218,074	255,973
Accumulated deficit	(42,163)	(81,785)
Shareholders' equity	177,072	175,349
Non-controlling interest in equity of consolidated subsidiaries	534	534
Total equity	177,606	175,883
Total liabilities and equity	$3,175,906	$2,964,685

FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$39,622	$29,397
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in losses of unconsolidated entities	667	1,335
Gain on sale of leasing equipment, net	(58,061)	(31,657)
Security deposits and maintenance claims included in earnings	(2,437)	(9,842)
Equity-based compensation	510	108
Depreciation and amortization	49,920	40,926
Asset impairment	962	1,220
Change in deferred income taxes	4,548	1,692
Change in fair value of guarantees	(259)	(1,769)
Amortization of lease intangibles and incentives	9,202	7,844
Amortization of deferred financing costs	2,638	2,017
Provision for credit losses	—	475
Other	(259)	(326)
Change in:
Accounts receivable	(27,945)	(14,840)
Inventory	(6,877)	6,984
Other assets	(1,845)	(2,013)
Accounts payable and accrued liabilities	(10,252)	6,088
Management fees payable to affiliate	238	(386)
Other liabilities	(717)	1,444
Net cash (used in) provided by operating activities	(345)	38,697

Cash flows from investing activities:
Investment in unconsolidated entities	—	(19,500)
Principal collections on finance leases	786	—
Principal collections on notes receivable	1,964	—
Acquisition of leasing equipment	(276,990)	(127,513)
Acquisition of property, plant and equipment	(1,312)	(1,451)
Acquisition of lease intangibles	862	(8,640)
Purchase deposits for acquisitions	(25,535)	(9,940)
Proceeds from sale of leasing equipment	128,384	153,679
Proceeds for deposit on sale of aircraft and engine	2,098	1,042
Return of purchase deposits	530	—
Net cash used in investing activities	$(169,213)	$(12,323)

	Three Months Ended March 31,
	2024	2023
Cash flows from financing activities:
Proceeds from debt	$210,000	$145,000
Repayment of debt	(35,000)	(220,000)
Payment of deferred financing costs	(292)	—
Receipt of security deposits	1,856	1,459
Return of security deposits	—	(65)
Receipt of maintenance deposits	8,927	10,142
Release of maintenance deposits	(3,056)	—
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	—	61,729
Cash dividends - ordinary shares	(30,074)	(29,919)
Cash dividends - preferred shares	(8,335)	(6,791)
Net cash provided by (used in) financing activities	$144,026	$(38,445)

Net decrease in cash and cash equivalents and restricted cash	(25,532)	(12,071)
Cash and cash equivalents and restricted cash, beginning of period	90,906	53,065
Cash and cash equivalents and restricted cash, end of period	$65,374	$40,994

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
(in thousands)	2024	2023	Change
Net income attributable to shareholders	$31,287	$22,606	$8,681
Add: Provision for income taxes	5,572	2,026	3,546
Add: Equity-based compensation expense	510	108	402
Add: Acquisition and transaction expenses	6,179	3,262	2,917
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	—
Add: Asset impairment charges	962	1,220	(258)
Add: Incentive allocations	4,308	2,942	1,366
Add: Depreciation and amortization expense (1)	59,122	48,770	10,352
Add: Interest expense and dividends on preferred shares	56,042	46,083	9,959
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(548)	(696)	148
Less: Equity in losses of unconsolidated entities	667	1,335	(668)
Less: Non-controlling share of Adjusted EBITDA	—	—	—
Adjusted EBITDA (non-GAAP)	$164,101	$127,656	$36,445

(1)
Includes the following items for the three months ended March 31, 2024 and 2023: (i) depreciation and amortization expense of $49,920 and $40,926, (ii) lease intangible amortization of $3,976 and $3,983 and (iii) amortization for lease incentives of $5,226 and $3,861, respectively.

(2)
Includes the following items for the three months ended March 31, 2024 and 2023: (i) net loss of $667 and $1,335, (ii) depreciation and amortization expense of $119 and $400, and (iii) acquisition and transaction expenses of $0 and $239, respectively.

For a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three months ended December 31, 2023, refer to the appendix of the FTAI Aviation Ltd. Earnings Supplement for the period Q4’23.